Amerex Group Announces Appointment of Alexander Ruckdaeschel to Board of Directors

Ruckdaeschel Brings Extensive Experience in Successful Development of Smallcap and Midcap Emerging Growth Companies

NEW YORK--(BUSINESS WIRE)--Amerex Group, Inc. (OTCBB:AEXG - News), a provider of innovative green solutions to clean and protect the environment, has announced the appointment of Alexander Ruckdaeschel, a veteran investment professional and portfolio manager who specializes in the identification of small and midcap growth and value companies both in the US and Europe, to the Company’s Board of Directors.

Mr. Ruckdaeschel is co-founder and principal of Blue Rock-AG, an investment management company based in Switzerland. He is also a partner at Alpha Plus Advisors, a US and Swiss-based hedge fund.

“Alex’s deep knowledge of investment finance and his background in the growth of smallcap companies makes him an extremely valuable asset for Amerex,” said Nicholas Malino, Chief Executive Officer. “Additionally, Alex has a particular experience in the analysis of new technologies, which will assist Amerex as we identify and evaluate proprietary technologies for potential acquisition.”

Mr. Ruckdaeschel has served on the Boards of Directors of several public and private companies in such sectors as new technology and electronics recycling companies and other Green technology companies.

“I focus on finding companies that provide a clear path and strategy to achieve growth and value, and I feel the Amerex Group’s business vision brings these key factors together,” said Mr. Ruckdaeschel. “Through its many environmental remediation services, Amerex is addressing one of the nation’s most important and fast-growing industries, while remaining committed to quality and shareholder value.”

About Amerex Group, Inc.

Founded in 2005, Amerex Group (OTCBB:AEXG - News) is a leading provider of environmental and hazardous waste management services for federal and municipal government entities including the DEA, as well as Fortune 100 and middle-market commercial customers. The Company currently serves four-end markets: industrial/hazardous waste disposal, industrial wastewater transport/disposal, methamphetamine site cleaning and emergency response services. Headquartered in New York City, Amerex has a growing network of waste treatment facilities and regional offices serving the West Coast, lower Midwest and Southern U.S. For more information, visit http://www.amerexcos.com.

Cautionary Statement Regarding Forward-Looking Statements: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including whether this asset acquisition is consummated. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "appears," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions, our ability to negotiate satisfactory terms to the transactions described in this release, the completion of due diligence to our satisfaction, the successful negotiation of definitive agreements, environmental and other regulatory issues and our ability to finance and consummate the transaction on terms we find acceptable, in addition to those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Amerex or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contact:
Financial Communications:
Trilogy Capital Partners
Ryon Harms, 800-592-6067 (toll-free)
ryon@trilogy-capital.com